Driven Brands Holdings Inc. Reports First Quarter Results
Delivers Positive Same-Store Sales and Strong Operating Income
Raises Fiscal Year 2021 Guidance

Charlotte, N.C. (April 28, 2021) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or “the Company”) today reported financial results for the first quarter ended March 27, 2021.

For the first quarter, revenue was $329.4 million, an increase of 83% versus the prior year. System-wide sales hit a record $1.0 billion, an increase of 28% versus the prior year, with 37% net store growth and an increase in consolidated same-store sales of 0.5%.

Loss per share was $(0.13) for the first quarter, driven by a $(0.23) per share impact from the one-time non-cash loss on debt extinguishment from proceeds associated with the Company’s initial public offering.

Adjusted earnings per share2 was $0.19, an increase of 138% versus the prior year.

“The power of Driven Brands is evident in our strong operating results this quarter,” said Jonathan Fitzpatrick, president and chief executive officer. “Our employees and franchisees were well-positioned to capitalize on the beginning of reopening trends in the first quarter and I am confident that we will continue to do so throughout 2021 as consumers drive more.

“Given our scale, the significant whitespace in this fragmented and needs-based industry, and our robust cash generation, our business model remains well-positioned to maximize long-term value for all of our stakeholders.”

First Quarter Highlights
•Revenue increased 83% versus the prior year, primarily driven by the acquisition of International Car Wash Group (“ICWG”) in the third quarter of 2020, as well as organic growth from positive same-store sales and net store growth.
•The Company recorded a net loss in the first quarter of $(19.9) million, driven by a $45.5 million one-time non-cash loss on debt extinguishment from proceeds associated with the Company’s initial public offering. This compares to a net loss of $(3.8) million in the prior year.
•Adjusted Net Income1 was $30.4 million, an increase of $23.4 million versus the prior year.
•Adjusted EBITDA3 was $77.9 million, more than double that of the prior year.
•The Company added 22 net new stores during the quarter.
•Consolidated same-store sales increased 0.5% for the quarter, increasing 2.7% on a two-year basis.
•Same-store sales increased 16.5% in the Maintenance segment and 22.0% in the Platform Services segment. Same-store sales declined (9.4)% in the Paint, Collision & Glass segment, as roadways continued to be less congested year-over-year, which resulted in fewer accidents and therefore fewer collision repairs.
•The Company ended the first quarter with $185.5 million in cash, cash equivalents, and restricted cash, as well as $99.8 million of undrawn capacity on its revolving credit facility.

First Quarter 2021 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count*	Same-Store Sales	Revenue (in millions)	Segment Adjusted EBITDA[4] (in millions)
Maintenance	$277.9	1,470	16.5%	$128.2	$40.4
Car Wash	114.8	954	27.8%	114.7	34.2
Paint, Collision & Glass	542.4	1,627	(9.4)%	43.9	17.6
Platform Services	69.4	198	22.0%	34.6	11.0
Corporate / Other	N/A	N/A	N/A	8.0
Total	$1,004.5	4,249	0.5%**	$329.4

*62 stores were reclassified from Paint, Collision & Glass to Maintenance in the first quarter of 2021.
**Car Wash will not be included in consolidated same-store sales until the one-year anniversary of the ICWG acquisition in the third quarter of 2021.

Guidance
The Company has raised its guidance for fiscal year 2021 to account for the strong operating performance in the first quarter. The following guidance reflects the Company’s current expectations for the fiscal year ending December 25, 2021:
•Revenue of approximately $1.3 billion
•Adjusted EBITDA3 of approximately $305 million
•Adjusted Earnings per Share2 of approximately $0.65
•Positive same-store sales growth across all segments
•Net Store Growth:
◦Maintenance: 80 to 90 stores; driven by roughly equal parts franchise and company-operated store growth;
◦Car Wash: 20 to 30 stores; driven primarily by company-operated store growth; and
◦Paint, Collision & Glass: 60 to 70 stores; driven by franchise store growth.

Conference Call
Driven Brands will host a conference call to discuss first quarter 2021 results today, Wednesday, April 28, 2021 at 9:00am ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available until July 27, 2021.

About Driven Brands
Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in
North America, providing a range of consumer and commercial automotive needs, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including

Take 5 Oil Change®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, and
CARSTAR®. Driven Brands has more than 4,200 locations across 15 countries, and services over 50 million vehicles annually. Driven Brands’ network generates more than $1 billion in revenue from more than $3 billion in system-wide sales.

Contacts
Shareholder/Analyst inquiries:
Rachel Webb
rachel.webb@drivenbrands.com
(704) 644-8125
Media inquiries:
Katie Blixt
katie.blixt@drivenbrands.com
(704) 644-8129

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) our strategy, outlook and growth prospects; (ii) our operational and financial targets and dividend policy; (iii) general economic trends and trends in the industry and markets; and (iv) the competitive environment in which we operate. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 26, 2020, and in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date on which they are made, and we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including Adjusted Net Income1, Adjusted Earnings Per Share2, and Adjusted EBITDA3. Management believes these non-GAAP financial measures are useful because they enable management, investors, and others to assess the operating performance of the Company and its segments. Please refer to the Reconciliation of Non-GAAP Financial Information tables located in the financial supplement in this release.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted Earnings Per Share2 and Adjusted EBITDA3. These measures will differ from net income, determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We do not provide guidance for net income, determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA3 to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income.

___________
1 “Adjusted Net Income” is calculated by eliminating from net income the adjustments described for Adjusted EBITDA, amortization related to acquired intangible assets and the tax effect of the adjustments. Please refer to Non-GAAP reconciliation tables located in the financial supplement in this release.
2 “Adjusted Earnings Per Share” represents Adjusted Net Income divided by weighted average shares (basic and diluted). Please refer to Non-GAAP reconciliation tables located in the financial supplement in this release.
3 “Adjusted EBITDA” represents earnings before interest expense, income tax expense, and depreciation and amortization, with further adjustments for acquisition-related costs, straight-line rent, equity compensation, loss on debt extinguishment and certain non-recurring, non-core, infrequent or unusual charges. Please refer to Non-GAAP reconciliation tables located in the financial supplement in this release.
4 “Segment Adjusted EBITDA” is defined as Adjusted EBITDA with a further adjustment for store opening costs. Corporate & Other costs are not allocated across segments. Segment Adjusted EBITDA is a supplemental measure of operating performance of our segments and may not be comparable to similar measures reported by other companies. Please refer to reconciliation to Adjusted EBITDA located in the financial supplement in this release.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
(in thousands, except per share amounts)	March 27, 2021	March 28, 2020
Revenue:
Franchise royalties and fees	$30,414	$30,357
Company-operated store sales	183,855	94,891
Independently-operated store sales	56,163	—
Advertising contributions	17,255	14,883
Supply and other revenue	41,733	39,976
Total revenue	329,420	180,107
Operating expenses:
Company-operated store expenses	112,756	63,292
Independently-operated store expenses	31,108	—
Advertising expenses	17,255	14,883
Supply and other expenses	22,489	23,059
Selling, general and administrative expenses	69,050	51,065
Acquisition costs	1,646	195
Store opening costs	289	1,175
Depreciation and amortization	23,852	7,799
Asset impairment charges	1,253	2,912
Total operating expenses	279,698	164,380
Operating income	49,722	15,727
Other expense, net:
Interest expense, net	18,091	17,516
Loss on foreign currency transactions, net	10,511	3,479
Loss on debt extinguishment	45,498	—
Total other expenses, net	74,100	20,995
Loss before taxes	(24,378)	(5,268)
Income tax benefit	(4,446)	(1,321)
Net loss	(19,932)	(3,947)
Net income (loss) attributable to non-controlling interests	7	(99)
Net loss attributable to Driven Brands Holdings Inc.	$(19,939)	$(3,848)

Loss per share(1)
Basic and diluted	$(0.13)	$(0.04)

Weighted average shares outstanding(1)
Basic and diluted	154,827	88,990
(1) Share and per share amounts for the three months ended March 28, 2020 have been adjusted to reflect an implied 88,990-for-one stock split that became effective on January 14, 2021.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)	March 27, 2021	December 26, 2020
Assets
Current assets:
Cash and cash equivalents	$175,371	$172,611
Restricted cash	10,133	15,827
Accounts and notes receivable, net	104,373	84,805
Inventory	42,913	43,039
Prepaid and other assets	46,810	25,070
Income tax receivable	3,596	3,055
Advertising fund assets, restricted	31,072	29,276
Total current assets	414,268	373,683
Notes receivable, net	3,845	3,828
Property and equipment, net	766,511	827,392
Operating lease right-of-use assets	910,255	884,927
Deferred commissions	9,253	8,661
Intangibles, net	829,406	829,308
Goodwill	1,718,249	1,727,351
Total assets	$4,651,787	$4,655,150
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$67,229	$67,802
Accrued expenses and other liabilities	185,417	190,867
Income taxes payable	5,927	3,513
Current portion of long-term debt	17,301	22,988
Advertising fund liabilities	22,906	20,276
Total current liabilities	298,780	305,446
Long-term debt, net	1,428,760	2,102,219
Deferred tax liability	241,305	249,043
Operating lease liabilities	846,360	818,001
Income tax receivable liability	155,970	—
Deferred revenue	22,350	20,757
Accrued expenses and other long-term liabilities	29,172	53,324
Total liabilities	3,022,697	3,548,790
Common stock	565	565
Additional paid-in capital	1,570,799	1,055,172
Retained earnings (accumulated deficit)	(3,193)	31,975
Accumulated other comprehensive income	58,856	16,528
Total shareholders' equity attributable to Driven Brands Holdings Inc.	1,627,027	1,104,240
Non-controlling interests	2,063	2,120
Total shareholders' equity	1,629,090	1,106,360
Total liabilities and shareholders' equity	$4,651,787	$4,655,150

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
(in thousands)	March 27, 2021	March 28, 2020
Net loss	$(19,932)	$(3,947)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,852	7,799
Noncash lease cost	13,689	—
Loss on foreign denominated transactions	13,000	3,479
Bad debt expense	657	523
Asset impairment costs	1,253	2,912
Amortization of deferred financing costs and bond discounts	2,139	1,140
Gain on foreign currency derivative	(2,489)	—
Benefit for deferred income taxes	(8,018)	(1,345)
Loss on extinguishment of debt	45,498	—
Other, net	(518)	39
Changes in assets and liabilities:
Accounts and notes receivable, net	(19,694)	(14,067)
Inventory	135	(1,851)
Prepaid and other assets	(20,062)	2,435
Advertising fund assets and liabilities, restricted	2,621	4,890
Deferred commissions	(573)	(428)
Deferred revenue	1,551	(1,173)
Accounts payable	6,063	21,404
Accrued expenses and other liabilities	(10,192)	(15,920)
Income tax receivable	2,202	(7)
Operating lease liabilities	(8,304)	—
Cash provided by operating activities	22,878	5,883
Cash flows from investing activities:
Capital expenditures	(25,157)	(16,172)
Cash used in business acquisitions, net of cash acquired	(25,911)	(975)
Proceeds from sale-leaseback transactions	41,023	—
Cash used in investing activities	(10,045)	(17,147)

Cash flows from financing activities:
Payment of contingent consideration related to acquisitions	—	(1,783)
Payment of debt issuance cost	—	(104)
Repayment of long-term debt	(707,384)	(3,263)
Repayments of revolving lines of credit and short-term debt	(18,000)	39,501
Repayment of principal portion of finance lease liability	(409)	—
Proceeds from initial public offering, net of underwriting discounts	661,500	—
Net proceeds from follow-on public offering	99,225	—
Repurchases of common stock	(42,977)	—
Payment for termination of interest rate swaps	(18,510)	—
Other, net	802	—
Cash provided by financing activities	(25,753)	34,351
Effect of exchange rate changes on cash	11,777	3,850
Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(1,143)	26,937
Cash and cash equivalents, beginning of period	172,611	34,935
Cash included in advertising fund assets, restricted, beginning of period	19,369	23,091
Restricted cash, beginning of period	15,827	—
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	207,807	58,026
Cash and cash equivalents, end of period	175,371	60,154
Cash included in advertising fund assets, restricted, end of period	21,160	24,809
Restricted cash, end of period	10,133	—
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$206,664	$84,963

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Adjusted Net Income/Adjusted Earnings Per Share

	Three Months Ended
(in thousands, except per share amounts)	March 27, 2021	March 28, 2020
Net loss	$(19,932)	$(3,947)
Acquisition related costs(a)	1,646	195
Non-core items and project costs, net(b)	32	1,256
Sponsor management fees(c)	—	539
Straight-line rent adjustment(d)	2,485	850
Equity-based compensation expense(e)	983	(101)
Foreign currency transaction loss, net(f)	10,511	3,479
Asset impairment and closed store expenses(g)	(786)	4,321
Loss on debt extinguishment(h)	45,498	—
Amortization related to acquired intangible assets(i)	3,652	3,965
Adjusted net income before tax impact of adjustments	44,089	10,557
Tax impact of adjustments(j)	(13,641)	(3,626)
Adjusted net income	30,448	6,931
Net income (loss) attributable to non-controlling interest	7	(99)
Adjusted net income attributable to Driven Brands Holdings Inc.	$30,441	$7,030

Adjusted earnings per share(1)
Basic(2)	$0.19	$0.08
Diluted(2)	$0.19	$0.08

Weighted average shares outstanding(1)
Basic	154,827	88,990
Diluted	158,761	88,990
(1) Share and per share amounts have been adjusted to reflect an implied 88,990-for-one stock split that became effective on January 14, 2021.
(2) Adjusted earnings per share for the three months ended March 27, 2021 is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income allocable to common shares, which is derived by reducing adjusted net income by the amount allocable to participating securities. Adjusted net income allocable to common shares used in the basic and diluted earnings per share calculation was $0.7 million for the three months ended March 27, 2021.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Adjusted EBITDA

	Three Months Ended
(in thousands)	March 27, 2021	March 28, 2020
Net loss	$(19,932)	$(3,947)
Income tax benefit	(4,446)	(1,321)
Interest expense, net	18,091	17,516
Depreciation and amortization	23,852	7,799
EBITDA	17,565	20,047
Acquisition related costs(a)	1,646	195
Non-core items and project costs, net(b)	32	1,256
Sponsor management fees(c)	—	539
Straight-line rent adjustment(d)	2,485	850
Equity-based compensation expense(e)	983	(101)
Foreign currency transaction loss, net(f)	10,511	3,479
Asset impairment and closed store expenses(g)	(786)	4,321
Loss on debt extinguishment(h)	45,498	—
Adjusted EBITDA	$77,934	$30,586

a.Consists of acquisition costs as reflected within the consolidated statement of operations, including legal, consulting and other fees and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. We expect to incur similar costs in connection with other acquisitions in the future and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.
b.Consists of discrete items and project costs, including (i) third-party consulting and professional fees associated with strategic transformation initiatives, (ii) wage subsidies received directly attributable to the COVID-19 pandemic and (iii) other miscellaneous expenses, including non-capitalizable expenses relating to the Company’s initial public offering and other strategic transactions.
c.Includes management fees paid to Roark Capital Management, LLC.
d.Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under U.S. GAAP exceeds or is less than our cash rent payments.
e.Represents non-cash equity-based compensation expense.
f.Represents foreign currency transaction losses, net that primarily related to the remeasurement of our intercompany loans. These losses are slightly offset by unrealized gains on remeasurement of cross currency swaps.
g.Relates to the impairment of certain fixed assets and operating lease right-of-use assets related to closed locations. Also represents lease exit costs and other costs associated with stores that were closed prior to their respective lease termination dates.
h.Represents the write-off of debt issuance costs associated with early termination of debt.
i.Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the consolidated statements of operations.
j.Represents the tax impact of adjustments associated with the reconciling items between net income and Adjusted Net Income, excluding the provision for uncertain tax positions and valuation allowance for certain deferred tax assets. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 38%, depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three Months Ended
(in thousands)	March 27, 2021	March 28, 2020
Segment Adjusted EBITDA:
Maintenance	$40,440	$21,466
Car Wash	34,155	—
Paint, Collision & Glass	17,639	15,877
Platform Services	11,008	7,465
Corporate and other	(25,019)	(13,047)
Store opening costs	(289)	(1,175)
Adjusted EBITDA	$77,934	$30,586